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                                                                     Exhibit 4.7

                                    AMENDMENT
                                       TO
                         VOTING AND TAG ALONG AGREEMENT

      THIS AMENDMENT (this "Amendment") to the Voting and Tag Along Agreement (the "Tag Along Agreement"), dated as of April 11, 2000, by and among the Class B Stockholders and Investors who are parties thereto, is made and entered into as of August 6, 2001, by and among the persons whose names appear on the signature page of this Amendment.

                              W I T N E S S E T H :

      WHEREAS, the parties to the Tag Along Agreement have agreed to amend it as provided in Section 7(c) thereof in connection with the satisfaction by Metacomm, LLC of obligations owed by it to US LEC Corp., a Delaware corporation;

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

      Section 1. Defined Terms. Capitalized terms used, but not otherwise defined herein, have the meanings set forth in the Tag Along Agreement.

      Section 2. Amendments. As of the date hereof, the Tag Along Agreement is amended by deleting Section 5(f)(iii) thereof in its entirety and inserting in lieu thereof the following language:

            "(iii) if, after giving effect to such Sale, the Class B Stockholders and their Permitted Transferees will continue to own in the aggregate not less than 85% of the shares of Subject Common Stock held by the Class B Stockholders as of April 11, 2000, after reducing the number of such shares held by the Class B Stockholders as of April 11, 2000 by
      2.0 million shares.

      Section 3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      Section 4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the law of the State of Delaware.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                    CLASS B STOCKHOLDERS:

                                    /s/ Richard T. Aab
                                    --------------------------------------------
                                    Richard T. Aab


                                    MELRICH ASSOCIATES, L.P.

                                    By: /s/ Richard T. Aab
                                       -----------------------------------------
                                       Richard T. Aab, General Partner

                                    By: /s/ Joyce M. Aab
                                       -----------------------------------------
                                        Joyce M. Aab, General Partner

                                    /s/ Tansukh V. Ganatra
                                    --------------------------------------------
                                    Tansukh V. Ganatra


                                    SUPER STAR ASSOCIATES LIMITED PARTNERSHIP

                                    By: /s/ Tansukh V. Ganatra
                                       -----------------------------------------
                                       Tansukh V. Ganatra, General Partner


                                    BAIN CAPITAL CLEC INVESTORS, L.L.C.

                                    By: Bain Capital Fund VI, L.P.,
                                        its Administrative Member
                                    By: Bain Capital Partners VI, L.P.,
                                        its General Partner
                                    By: Bain Capital Investors VI, Inc.,
                                        its general partner

                                    By: /s/ Michael A. Krupka
                                       -----------------------------------------
                                        Name: Michael A. Krupka
                                        Title: Managing Director


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                                    THOMAS H. LEE EQUITY FUND IV, L.P.

                                    By: THL Equity Advisors IV, LLC,
                                        its general partner

                                    By: /s/ Anthony J. DiNovi
                                       -----------------------------------------
                                        Name: Anthony J. DiNovi
                                        Title: Managing Director


                                    THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                                    By: THL Equity Advisors IV, LLC,
                                        its general partner

                                    By: /s/ Anthony J. DiNovi
                                       -----------------------------------------
                                        Name: Anthony J. DiNovi
                                        Title: Managing Director


                                    THOMAS H. LEE FOREIGN FUND IV, L.P.

                                    By: THL Equity Advisors IV, LLC,
                                        its general partner

                                    By: /s/ Anthony J. DiNovi
                                       -----------------------------------------
                                        Name: Anthony J. DiNovi
                                        Title: Managing Director


                                       3